ORCHID ISLAND CAPITAL ANNOUNCES

AUGUST 2020 MONTHLY DIVIDEND AND

JULY 31, 2020 RMBS PORTFOLIO CHARACTERISTICS

•        August 2020 Monthly Dividend of $0.065 Per Share of Common Stock

•        RMBS Portfolio Characteristics as of July 31, 2020

•        Next Dividend Announcement Expected September 16, 2020

Vero Beach, Fla., August 19, 2020 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of August 2020. The dividend of $0.065 per share will be paid September 28, 2020, to holders of record of the Company’s common stock on August 31, 2020, with an ex-dividend date of August 28, 2020.  The Company plans on announcing its next common stock dividend after the Board’s meeting on September 16, 2020.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of August 19, 2020, the Company had 66,402,329 shares of common stock outstanding. As of July 31, 2020 and June 30, 2020, the Company had 66,220,664 shares of common stock outstanding.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of July 31, 2020 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•        RMBS Valuation Characteristics

•        RMBS Assets by Agency

  Investment Company Act of 1940 (Whole Pool) Test Results
  Repurchase Agreement Exposure by Counterparty
  RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS,  such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Jul 2020	May - Jul	Modeled	Modeled
					Net			Weighted	CPR	2020 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value(1)	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Aug)	in Aug)	(-50 BPS)(2)	(+50 BPS)(2)
Pass Through RMBS
Post Reset ARM	$936	$971	0.03%	$103.77	4.51%	4.75%	191	169	0.00%	0.00%	$2	$(2)
Fixed Rate CMO	148,531	159,208	4.38%	107.19	4.00%	4.40%	36	319	17.73%	21.73%	270	(119)
15yr 4.0	1,238	1,328	0.04%	107.24	4.00%	4.49%	27	139	3.53%	1.61%	17	(17)
15yr Total	1,238	1,328	0.04%	107.24	4.00%	4.49%	27	139	3.53%	1.61%	17	(17)
20yr 2.5	150,000	157,906	4.34%	105.27	2.50%	3.34%	1	239	1.24%	n/a	215	(453)
20yr Total	150,000	157,906	4.34%	105.27	2.50%	3.34%	1	239	1.24%	n/a	215	(453)
30yr 3.0	356,349	380,033	10.45%	106.65	3.00%	3.88%	7	348	6.29%	7.96%	1,637	(2,299)
30yr 3.5	1,421,763	1,563,289	42.98%	109.95	3.50%	4.00%	9	347	8.89%	9.14%	14,027	(18,544)
30yr 4.0	475,106	531,231	14.61%	111.81	4.00%	4.52%	17	339	11.90%	12.40%	6,459	(7,589)
30yr 4.5	302,397	340,954	9.37%	112.75	4.50%	5.01%	16	342	18.81%	17.04%	2,879	(3,157)
30yr 5.0	156,341	177,734	4.89%	113.68	5.00%	5.56%	25	330	22.49%	21.38%	1,840	(1,913)
30yr Total	2,711,956	2,993,241	82.30%	110.37	3.72%	4.28%	12	344	11.05%	11.46%	26,842	(33,502)
Total Pass Through RMBS	3,012,661	3,312,654	91.08%	109.96	3.67%	4.24%	12	338	10.87%	12.06%	27,346	(34,093)
Structured RMBS
Interest-Only Securities	329,362	31,046	0.85%	9.43	4.00%	4.59%	73	273	39.79%	37.73%	(839)	1,797
Total Structured RMBS	329,362	31,046	0.85%	9.43	4.00%	4.59%	73	273	39.79%	37.73%	(839)	1,797
Long TBA Positions
FNCL 2.5 TBA	279,000	293,386	8.07%	105.16	2.50%						2,165	(3,069)
Total Long TBA	279,000	293,386	8.07%	105.16	2.50%						2,165	(3,069)
Total Mortgage Assets	$3,621,023	$3,637,086	100.00%		3.61%	4.27%	18	331	13.81%	15.06%	$28,672	$(35,365)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(2)	(+50 BPS)(2)
Eurodollar Futures	$(50,000)	Dec-2021									(375)	375
Swaps	(820,000)	Apr-2025									(16,509)	20,785
5-Year Treasury Futures	(69,000)	Sep-2020(3)									(2,246)	2,190
Swaptions	(666,300)	Oct-2021									(2,848)	4,507
Hedge Total	$(1,605,300)										$(21,978)	$27,857
Rate Shock Grand Total											$6,694	$(7,508)

(1)    Amounts in the tables above include assets with a fair value of approximately $110.0 million purchased in July 2020, which settle in August 2020.

(2)    Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(3)    Five year treasury futures contracts were valued at prices of $126.13 at July 31, 2020.  The market value of the short position was $87.0 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)(2)	Portfolio	Asset Category	Value(1)(2)	Portfolio
As of July 31, 2020			As of July 31, 2020
Fannie Mae	$2,072,835	62.0%	Non-Whole Pool Assets	$706,208	21.1%
Freddie Mac	1,270,865	38.0%	Whole Pool Assets	2,637,492	78.9%
Total Mortgage Assets	$3,343,700	100.0%	Total Mortgage Assets	$3,343,700	100.0%

(1)    Amounts in the tables above include assets with a fair value of approximately $110.0 million sold in July 2020, which settle in August 2020.

(2)    Amounts in the tables above exclude long TBA positions with a market value of approximately $293.4 million.

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of July 31, 2020	Borrowings	Debt	Rate	in Days	Maturity
Mirae Asset Securities (USA) Inc.	$375,504	12.2%	0.25%	73	1/14/2021
Wells Fargo Bank, N.A.	320,812	10.4%	0.25%	12	8/19/2020
Merrill Lynch, Pierce, Fenner & Smith	284,967	9.2%	0.28%	13	8/31/2020
J.P. Morgan Securities LLC	266,174	8.6%	0.28%	44	10/1/2020
ABN AMRO Bank N.V.	232,576	7.5%	0.26%	16	8/24/2020
Cantor Fitzgerald & Co	230,880	7.5%	0.25%	16	9/15/2020
Citigroup Global Markets Inc	212,205	6.9%	0.28%	14	8/20/2020
RBC Capital Markets, LLC	208,584	6.8%	0.27%	16	8/24/2020
ASL Capital Markets Inc.	204,791	6.6%	0.23%	77	10/28/2020
Mitsubishi UFJ Securities (USA), Inc	189,233	6.1%	0.25%	45	9/25/2020
ING Financial Markets LLC	141,636	4.6%	0.25%	18	8/19/2020
Daiwa Securities America Inc.	78,951	2.6%	0.29%	22	9/4/2020
South Street Securities, LLC	77,304	2.5%	0.28%	216	5/13/2021
Bank of Montreal	73,269	2.4%	0.25%	13	8/13/2020
ED&F Man Capital Markets Inc	64,506	2.1%	0.22%	64	10/22/2020
Lucid Cash Fund USG LLC	58,089	1.9%	0.31%	13	8/13/2020
J.V.B. Financial Group, LLC	26,270	0.9%	0.30%	76	10/15/2020
Barclays Capital Inc	25,445	0.8%	0.29%	10	8/10/2020
Austin Atlantic Asset Management Co.	11,361	0.4%	0.30%	5	8/5/2020
Total Borrowings	$3,082,557	100.0%	0.26%	37	5/13/2021

Peer Performance

The tables below present total return data for the Company compared to a selected group of peers based on stock price performance for periods through August 14, 2020 and based on book value performance for periods through June 30, 2020.

Portfolio Total Rate of Return Versus Peer Group Average - Stock Price Performance

			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Year to Date (1/1/2020 - 8/14/2020)	(2.4)%	(25.4)%	23.0%
One Year Total Return	3.3%	(16.7)%	20.0%
Two Year Total Return	(12.7)%	(20.1)%	7.4%
Three Year Total Return	(14.2)%	(23.2)%	9.0%
Four Year Total Return	(10.5)%	(15.1)%	4.6%
Five Year Total Return	22.7%	(3.5)%	26.2%
Six Year Total Return	(5.4)%	(7.0)%	1.6%
Seven Year Total Return	42.1%	7.7%	34.4%
Inception to Date (2/13/2013 - 8/14/2020)	11.3%	(12.1)%	23.4%

Source: SEC filings and press releases of the Company and Peer Group

(1)     Total rate of return for each period is pulled from Bloomberg COMP page and includes reinvested dividends, for each period noted.

(2)     The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, AGNC, ANH, CMO, DX, AI and CHMI.

(3)     Represents the total rate of return for the Company minus peer average in each respective measurement period.

Portfolio Total Rate of Return Versus Peer Group Average - Book Value Performance

			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Year to Date (1/1/2020 - 6/30/2020)	(10.3)%	(20.4)%	10.1%
One Year Total Return	(7.9)%	(14.2)%	6.3%
Two Year Total Return	(10.0)%	(14.4)%	4.4%
Three Year Total Return	(8.0)%	(11.5)%	3.5%
Four Year Total Return	(6.3)%	(8.7)%	2.4%
Five Year Total Return	(4.2)%	(7.4)%	3.2%
Six Year Total Return	7.4%	(3.7)%	11.1%
Inception to Date (3/31/2013 - 6/30-2020)(4)	9.2%	(4.3)%	13.5%

Source: SEC filings and press releases of the Company and Peer Group

(1)     Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period.

(2)     The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, AGNC, ANH, CMO, ARR, DX, AI and CHMI.

(3)     Represents the total rate of return for the Company minus peer average in each respective measurement period.

(4)     Peer book values are not available for the Company’s true inception date (2/13/2013).  Because all peer book values are not available as of the Company’s true inception date (2/13/2013), the starting point for all of the peer companies is 3/31/2013.

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400